Exhibit 23.2(12)

Consent of Independent Registered Certified Public Accounting Firm

Trailer Bridge, Inc.

Jacksonville, Florida

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-88502 and 333-147672) of Trailer Bridge, Inc. of our report dated March 31, 2011, relating to the financial statements and financial statement schedule, which appears in this Form 10-K. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO USA, LLP

Miami, Florida

March 31, 2011